UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 03, 2026

Iterum Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

Ireland	001-38503	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 North Wall Quay
Dublin 1, Ireland		Not applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353 1 6694820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on February 24, 2026, Iterum Therapeutics plc (the “Company”) received a delisting determination letter (the “Determination Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that as a result of the Company’s failure to maintain a minimum bid price of $1.00 per share (the “Bid Price Rule”) for continued listing on The Nasdaq Capital Market, the Company’s common stock is scheduled for delisting and will be suspended from trading on Nasdaq effective at the open of business on March 5, 2026, unless the Company requests a hearing before an independent Nasdaq Hearings Panel (the “Panel”) in accordance with Nasdaq rules. On March 3, 2026, the Company requested a hearing before the Panel. The hearing request automatically stays any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. However, there can be no assurance that the hearing will have a successful outcome or that the Panel will grant any extension period.

As also previously disclosed, the Company does not currently meet the requirements of Nasdaq Listing Rule 5550(b)(2), which requires listed companies on The Nasdaq Capital Market to maintain a minimum market value of listed securities of $35 million (the “Minimum MVLS Requirement”), or the additional requirements under Nasdaq Listing Rules 5550(b)(1) and 5550(b)(3) relating to the minimum shareholders’ equity or net income standards. The Company was previously provided a compliance period of 180 calendar days, or until June 9, 2026, to regain compliance with the Minimum MVLS Requirement. Accordingly, at the hearing before the Panel, the Company will be required to demonstrate its ability to regain and, thereafter sustain, compliance with this requirement by June 9, 2026.

The Company continues to evaluate its corporate, strategic and financial alternatives. Given the Company’s limited ability to raise additional capital, these alternatives include the possibility of a wind-down of the Company’s operations and the possible commencement of a bankruptcy, liquidation, dissolution or similar proceeding or outcome in which shareholders would be very unlikely to receive any meaningful distribution or return on their investment. The corporate, strategic and financial alternatives for the Company may also include the licensing, sale or divestiture of the Company’s assets or proprietary technologies, or another strategic transaction involving the Company, or the wind-down of the Company’s operations. The limited time and available resources of the Company constrain its ability to identify, evaluate and complete any strategic transaction. The Company’s evaluation of corporate, strategic and financial alternatives may not result in any particular action or transaction being pursued, entered into or consummated, and there is no assurance as to the timing, sequence or outcome of any action or transaction or series of actions or transactions.

Cautionary Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the potential outcomes of the Panel hearing and the Company’s evaluation of corporate, strategic and financial alternatives. In some cases, forward-looking statements can be identified by words such as “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “would,” “will,” “future,” “potential” or the negative of these or similar terms and phrases. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include all matters that are not historical facts. Actual future results may be materially different from what is expected due to factors largely outside the Company’s control, including the Company’s ability to successfully appeal the Nasdaq delisting determination and otherwise regain compliance with the Bid Price Rule and other Nasdaq continued listing requirements, the Company’s ability to enter into an agreement for a strategic transaction on acceptable terms or at all, whether the Company has sufficient time and resources to identify and complete any strategic transaction, whether any assets remain available for distribution to shareholders in a potential bankruptcy, liquidation, dissolution or similar proceeding and other factors discussed under the caption “Risk Factors” in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the SEC on November 14, 2025, and other documents filed with the SEC from time to time. Forward-looking statements represent the Company’s beliefs and assumptions only as of the date of this Current Report. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iterum Therapeutics plc

Date:	March 3, 2026	By:	/s/ Corey N. Fishman
Corey N. Fishman Chief Executive Officer